As filed with the Securities and Exchange Commission on January 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPSILON ENERGY LTD.

(Exact name of registrant as specified in its charter)

Alberta, Canada	98-1476367
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Dallas St., Suite 1250

Houston, Texas 77002

(281) 670-0002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Stabell

500 Dallas St., Suite 1250

Houston, Texas 77002

(281) 670-0002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David R. Earhart

Gray Reed & McGraw LLP

1601 Elm Street, Suite 4600

Dallas, Texas 75201

(214) 954-4135

Jesse Betts

Willkie Farr & Gallagher LLP

2699 Howell Street

Dallas, Texas 75204

(214) 233-4537

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities, and neither we nor any selling shareholder is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2026

PROSPECTUS

EPSILON ENERGY LTD.

7,916,336 Common Shares

This prospectus relates to the offer and sale, from time to time (after the expiration of any applicable lock-up period), of our common shares, no par value (“Common Shares”), held by the selling shareholders named herein.  The selling shareholders identified in this prospectus, and as may be identified in any supplement to this prospectus, may offer and sell from time to time up to 7,916,336 Common Shares.

The selling shareholders, together or separately, may sell the Common Shares offered by this prospectus, or any prospectus supplement, from time to time as they may determine through ordinary brokerage transactions, directly to market makers, in private sales, through underwriters, dealers or agents or through any other means described in “Plan of Distribution.”  The selling shareholders may sell the Common Shares at prevailing market prices or at prices negotiated with buyers.  The selling shareholders will be responsible for any commissions due to brokers, dealers, agents, or underwriters and similar fees and fees of counsel incurred by such selling shareholders.  We will be responsible for all other offering expenses.  We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares offered by this prospectus.

To the extent required, the Common Shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

No securities may be sold without delivery of this prospectus and, if necessary, the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Shares are listed on the Nasdaq Global Market under the ticker symbol “EPSN.”  On January 9, 2026, the closing price of our Common Shares as reported on the Nasdaq Global Market was $[•] per share.

Our principal executive offices are located at 500 Dallas St., Suite 1250, Houston, Texas 77002, and our telephone number is (281) 670-0002.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ THE ‘‘RISK FACTORS’’ SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. By using a shelf registration statement, the selling shareholders named in this prospectus, and as may be named in a supplement to this prospectus, may, from time to time, sell offered securities in one or more offerings as described in this prospectus and, if applicable, any prospectus supplement. Each time that any such selling shareholder offers and sells securities in an underwritten offering (or to the extent otherwise necessary), the selling shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”  Under the shelf registration, the selling shareholders may sell up to 7,916,336 of our Common Shares.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on its front cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents.  Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THE OFFERING

On August 11, 2025, we entered into a Membership Interest Purchase Agreement with Peak Exploration & Production, LLC (“Peak E&P”), certain sellers signatory thereto, and Yorktown Energy Partners XI, L.P., as representative of such sellers (the “Peak E&P Purchase Agreement”), and a Membership Interest Purchase Agreement with Peak BLM Lease LLC (“Peak BLM”) and Yorktown Energy Partners XI, L.P. (the “Peak BLM Purchase Agreement” and together with the Peak E&P Purchase Agreement, the “Purchase Agreements”) to acquire all of the issued and outstanding limited liability company interests of Peak E&P and Peak BLM and their respective subsidiaries (collectively, the “Acquired Companies”).

The Acquired Companies were privately held oil and gas exploration and production companies that operate in the Powder River Basin of Wyoming (the “PRB”). As of September 30, 2025, the Acquired Companies owned approximately 39,600 net leasehold acres (out of 61,000 gross acres) in the PRB, primarily in Campbell and Converse Counties, Wyoming. The Acquired Companies’ operations are focused on the development of multiple productive horizons, including the Parkman, Shannon, Turner, Niobrara, and Mowry formations, utilizing advanced horizontal drilling and completion technologies.

On November 14, 2025, we completed the acquisition, and the Acquired Companies became indirect, wholly-owned subsidiaries of the Company (the “Transactions”).  As partial consideration for the completion of the Transactions, we issued an aggregate of 7,916,336 Common Shares to the selling shareholders pursuant to the Purchase Agreements.  In connection with the consummation of the Transactions, the Company and the selling shareholders entered into a Registration Rights Agreement, dated as of November 14, 2025 (the “Registration Rights Agreement”).

Under the Registration Rights Agreement, among other things, the Company is required to file with the SEC, a registration statement on Form S-3 to permit the public resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) by the selling shareholders from time to time as permitted by Rule 415 under the Securities Act and to use its commercially reasonable efforts to cause such registration statement to remain effective and to be supplemented and amended to the extent necessary to ensure that such registration statement is available (or if it is not available, that another registration statement is available) for the resale of all the Registrable Securities by the selling shareholders until all of the Registrable Securities registered thereunder cease to be Registrable Securities under the Registration Rights Agreement or the earlier termination of the Registration Rights Agreement pursuant to its terms.

The registration statement of which this prospectus forms a part is being filed to satisfy such obligation under the Registration Rights Agreement. Furthermore, under the Registration Rights Agreement, the selling shareholders have certain underwritten offering demand rights and piggyback rights with respect to certain underwritten offerings conducted by the Company for its own account or for the account of other Company shareholders. The Registration Rights Agreement contains customary indemnification and contribution obligations of the Company for the benefit of the selling shareholders and vice versa (provided, however, that the indemnification and contribution obligation of each selling shareholder is limited to the net proceeds received by a selling shareholder from the sale of Registrable Securities pursuant to a registration statement filed by the Company in accordance with the Registration Rights Agreement).

In connection with the closing of the Transactions, certain of the selling shareholders agreed not to sell, pledge or otherwise dispose of any Common Shares for a period of one hundred eighty (180) days following the closing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC.    Our SEC filings are available to the public on the SEC’s website that contains reports, proxy and information statements and other information about issuers, such as us, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.  Our website address is http://www.epsilonenergyltd.com.  However, information on our website will not be considered a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC.  For further information pertaining to us, reference is made to the Registration Statement.  Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.  The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC.  You should read the information incorporated by reference because it is an important part of this prospectus.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.  We incorporate by reference the following information or documents that we have filed with the SEC:

●our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 19, 2025;
●our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 14, 2025;
●our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on August 13, 2025;
●our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 5, 2025;
●our Current Reports on Form 8-K and amendments thereto on Form 8-K/A filed with the SEC on May 22, 2025, August 13, 2025, October 14, 2025, November 14, 2025, November 20, 2025 and January 13, 2026 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K, if applicable);
●our definitive proxy statement on Schedule 14A for our special meeting of shareholders held on November 12, 2025, filed with the SEC on October 10, 2025; and
●the description of our Common Shares contained in our Registration Statement on Form 10-12B filed on December 21, 2018, as amended by the Registration Statement on Form 10-12B/A filed on January 30, 2019, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement and (ii) after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.  None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document.  Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding exhibits to those documents, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement..  You may request a copy of those filings at no cost by writing or telephoning our Chief Financial Officer at the following address and telephone number:

Epsilon Energy Ltd.

Attention: Chief Financial Officer

500 Dallas Street, Suite 1250

Houston, Texas 77002

(281) 670-0002

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

RISK FACTORS

Investing in our Common Shares involves a high degree of risk.  You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in our definitive proxy statement on Schedule 14A for our special meeting of shareholders held on November 12, 2025, which are incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement or free writing prospectus and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus and the risk factor set forth below.  If any of the events described in such “Risk Factors” occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected and you could lose all or part of your investment in our Common Shares.

The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, prospects, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations and might cause you to lose all or part of your investment in our Common Shares.

Risks Related to this Offering

The sale of the Common Shares registered for resale hereunder and future sales of substantial amounts of other Common Shares in the public market, or the perception that such sales may occur, may cause the market price of our Common Shares to decline significantly.

The Common Shares being offered for resale in this prospectus represent approximately 26.5% of our total outstanding Common Shares as of January 9, 2026. The sale of such Common Shares in the public market, or the perception that holders of a large number of Common Shares intend to sell their Common Shares, could significantly reduce the market price thereof.  We cannot predict if and when the selling shareholders may sell Common Shares in the public markets.  Furthermore, in the future, we may issue additional Common Shares or other equity or debt securities convertible into Common Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

ABOUT THE COMPANY

Epsilon Energy Ltd. is a North American on-shore focused independent natural gas and oil company engaged in the acquisition, development, gathering and production of natural gas and oil reserves. Our primary area of operation is Pennsylvania. Our assets are concentrated in areas with known hydrocarbon resources, which are conducive to multi-well, repeatable drilling programs.

The Company was incorporated under the laws of the Province of Alberta, Canada on March 14, 2005, pursuant to the Business Corporations Act (Alberta). The Company is extra-provincially registered in Ontario pursuant to the Business Corporations Act (Ontario). On October 24, 2007, the Company became a publicly traded entity trading on the Toronto Stock Exchange (“TSX”) in Canada. On February 14, 2019, Epsilon’s registration statement on Form 10 was declared effective by the SEC and, on February 19, 2019, we began trading in the United States on the NASDAQ Global Market under the trading symbol “EPSN.” Effective as of the close of trading on March 15, 2019, Epsilon voluntarily delisted its Common Shares from the TSX.

The Company conducts operations in the United States through our wholly owned subsidiaries Epsilon Energy USA Inc., an Ohio corporation, or Epsilon Energy USA; Epsilon Midstream, LLC, a Pennsylvania limited liability company, or Epsilon Midstream; Epsilon Operating, LLC, a Delaware limited liability company, Dewey Energy GP LLC, a Delaware limited liability company, Dewey Energy Holdings LLC, a Delaware limited liability company, and Altolisa Holdings, LLC, a Delaware limited liability company. The Company has natural gas production in the Marcellus in Pennsylvania and oil, natural gas liquids and natural gas production in the Anadarko Basin in Oklahoma.

On November 14, 2025, the Company completed the acquisition of Peak E&P and Peak BLM and their respective subsidiaries. Peak E&P and Peak BLM are oil and gas exploration and production companies that operate in the PRB in Wyoming.  The operations of Peak E&P and Peak BLM are focused on the development of multiple productive horizons, including the Parkman, Shannon, Turner, Niobrara, and Mowry formations, utilizing advanced horizontal drilling and completion technologies.

Our principal executive offices are located at 500 Dallas Street, Suite 1250, Houston, Texas 77002, and our telephone number is (281) 670-0002. We maintain a website at http://www.epsilonenergyltd.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

The forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions.  Words such as “anticipate,” “believe,” “estimate,” “expects,” “intend,” “plan,” “will” and variations of these words and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results or events to differ materially (both favorable and unfavorably) from those expressed or forecasted in the forward-looking statements. Such forward-looking statements are based on reasonable assumptions, but no assurance can be given that these expectations will prove to be correct.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to natural gas and oil production rates, commodity prices for crude oil or natural gas, supply and demand for natural gas and oil; the estimated quantity of natural gas and oil reserves, including reserve life; future development and production costs , and statements expressing general views about future operating results — are forward-looking statements. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under “Risk Factors.” Management believes that these forward-looking statements are reasonable as and when made. Forward-looking statements that were believed to be true at the time made may ultimately prove to be incorrect or false. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable.  Although we may, from time to time, voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

USE OF PROCEEDS

We will not receive any proceeds from sales of Common Shares by the selling shareholders.

SELLING SHAREHOLDERS

References to the “selling shareholders” in this prospectus mean the individuals and the entities listed in the table below and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the offered shares as a result of a transfer not involving a public sale.

The selling shareholders named below, together or separately, may, from time to time (after the expiration of any applicable lock-up period), offer or sell pursuant to this prospectus up to an aggregate of 7,916,336 Common Shares. The table below describes, as of January 9, 2026, each selling shareholder’s beneficial ownership of our Common Shares) according to the information available to us as of the date of this prospectus.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling shareholders. The selling shareholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, Common Shares in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling shareholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of our Common Shares covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of our Common Shares that will be held by the selling shareholders upon termination of any particular offering or sale. See “Plan of Distribution.” For purposes of the table below, we assume the sale of all Common Shares offered by the selling shareholders pursuant to this prospectus. When we refer to the selling shareholders in this prospectus, we mean the persons and entities listed in the table below, as well as their pledgees, donees, assignees, transferees and successors-in-interest.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. [In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, Common Shares subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.] Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

Any selling shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Based upon the applicable facts and circumstances, including when and how each selling shareholder’s respective Common Shares were acquired, none of the selling shareholders believes that it should be considered an “underwriter” within the meaning of such term under the Securities Act.

The following table sets forth, as of the date of this prospectus, the names of the selling shareholders, the number of Common Shares that each selling shareholder may offer pursuant to this prospectus and the number of Common Shares owned by each selling shareholder prior to and after the offering. Solely for purposes of the table below, we have assumed that the selling shareholders will sell all of the offered shares and will make no other purchases or sales of Common Shares. We cannot predict when, or in what amount, the selling shareholders may sell any of the shares offered by the selling shareholders in this prospectus, if at all.  No selling shareholder (or any entity or person who has control over a selling shareholder) has or had a position, office or other material relationship with us in the past three years other than with respect to the Transactions and the Registration Rights Agreement.

Information concerning the selling shareholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary.

	Ownership Before Offering				Ownership After Offering (1)
	Number of	Percentage of			Number of	Percentage of
	Common	Common		Total number	Common	Common
	Shares	Shares		of Common	Shares	Shares
	beneficially	beneficially		Shares	beneficially	beneficially
Selling Shareholders	owned	owned		offered	owned	owned
Yorktown Energy Partners IX, L.P.(2)(3)	1,181,124	3.95%		1,181,124	—	—%
Yorktown Energy Partners X, L.P.(2)(4)	2,656,705	8.89%		2,656,705	—	—%
Yorktown Energy Partners XI, L.P.(2)(5)	2,869,560	9.60%		2,869,560	—	—%
HarbourVest Real Assets – Energy Fund II L.P.(6)	840,598	2.81%		840,598	—	—%
Murchison Capital Partners, L.P.(7)	51,848	*	%	51,848	—	—%
Tecovas Partners V, L.P.(8)	64,811	*	%	64,811	—	—%
HE Assets Inc.(9)	98,600	*	%	98,600	—	—%
Hillman Family Foundations	47,997	*	%	47,997	—	—%
Main Trust U/A Dora B. Hillman Dated 8/25/68 F/B/O Howard B. Hillman and His Issue (A-1 Trust)(10)	21,387	*	%	21,387	—	—%
Main Trust U/A Dora B. Hillman Dated 8/25/68 F/B/O Tatnall L. Hillman and His Issue (B-1 Trust)(11)	5,164	*	%	5,164	—	—%
Vaughn Capital, LLC(12)	2,148	*	%	2,148	—	—%
Beverly L. Servi Trust 2012 Trust(13)	25,054	*	%	25,054	—	—%
Jack E. Vaughn	29,886	*	%	29,886	—	—%
Glen E. Christiansen	1,433	*	%	1,433	—	—%
Justin M. Vaughn	718	*	%	718	—	—%
Jim Bonaventura	358	*	%	358	—	—%
Matt Gray	7,158	*	%	7,158	—	—%
Mike Gray	1,789	*	%	1,789	—	—%
Harald Jordan	4,653	*	%	4,653	—	—%
Jeff Lowe	334	*	%	334	—	—%
Doug McGrady	179	*	%	179	—	—%
Vic Rudolph	716	*	%	716	—	—%
William Sawyer	4,116	*	%	4,116	—	—%
Total	7,916,336			7,916,336	—

*Less than one percent (1%)

(1)	Represents the amount of Common Shares that will be held by the selling shareholders after completion of this offering based on the assumption that (a) all shares registered for sale by the Registration Statement of which this prospectus is part will be sold and (b) no other Common Shares beneficially owned by the selling shareholders are acquired prior to completion of this offering by the selling shareholders.

(2)	Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. are investment partnerships managed by Yorktown Partners LLC. The address for Yorktown Partners LLC is 410 Park Avenue, 20th Floor, New York, New York 10022.

(3)	Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC has the power to vote or direct the vote or to dispose or direct the disposition of the Common Shares owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the Common Shares held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein. The managing members of Yorktown IX Associates LLC are Bryan H. Lawrence, Peter A. Leidel, Tomas R. LaCosta, W. Howard Keenan, Jr., Robert A. Signorino and Bryan R. Lawrence. Each of the entities described in this footnote and each of the managing members of Yorktown IX Associates LLC (other than to the extent such entity or person directly holds securities as described herein) may be deemed to beneficially own the Common Shares directly or indirectly controlled by such entities or such managing member, but each disclaims beneficial ownership of such Common Shares.

(4)	Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC has the power to vote or direct the vote or to dispose or direct the disposition of the Common Shares owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the Common Shares held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. The managing members of Yorktown X Associates LLC are Bryan H. Lawrence, Peter A. Leidel, Tomas R. LaCosta, W. Howard Keenan, Jr., Robert A. Signorino and Bryan R. Lawrence. Each of the entities described in this footnote and each of the managing members of Yorktown X Associates LLC (other than to the extent such entity or person directly holds securities as described herein) may be deemed to beneficially own the Common Shares directly or indirectly controlled by such entities or such managing member, but each disclaims beneficial ownership of such Common Shares.

(5)	Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC has the power to vote or direct the vote or to dispose or direct the disposition of the Common Shares owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the Common Shares held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein. The managing members of Yorktown XI Associates LLC are Bryan H. Lawrence, Peter A. Leidel, Tomas R. LaCosta, W. Howard Keenan, Jr., Robert A. Signorino and Bryan R. Lawrence. Each of the entities described in this footnote and each of the managing members of Yorktown XI Associates LLC (other than to the extent such entity or person directly holds securities as described herein) may be deemed to beneficially own the Common Shares directly or indirectly controlled by such entities or such managing member, but each disclaims beneficial ownership of such Common Shares.

(6)	HarbourVest Real Assets Associates II L.P. is the sole general partner of Harbour Vest Real Assets – Energy Fund II L.P. HarbourVest Real Assets Associates II LLC is the sole general partner of HarbourVest Real Assets Associates II L.P. HarbourVest Partners, LLC is the managing member of HarbourVest Real Assets Associates II LLC. Investment and voting decisions with respect to the securities held by HarbourVest Real Assets – Energy Fund II L.P. are made by an investment committee of HarbourVest Partners, LLC currently consisting of Tim Flower, Michael Pugatch, Michael Dean, Dan Buffery and Kevin Warn-Schindel. HarbourVest Real Assets Associates II L.P., HarbourVest Real Assets Associates II LLC, HarbourVest Partners, LLC and the members of the investment committee each disclaim beneficial ownership of the Common Shares held directly by HarbourVest Real Assets – Energy Fund II L.P. The address for HarbourVest Real Assets – Energy Fund II L.P. is c/o HarbourVest Partners LLC, One Financial Center 44th Floor, Boston, Massachusetts 02111.

(7)	Murchison Management Corp. is the sole general partner of Murchison Capital Partners, L.P. and Robert F. Murchison directly controls Murchison Management Corp as its president. As a result, Robert F. Murchison may be deemed to have the power to vote or dispose of the Common Shares owned by Murchison Capital Partners, L.P. Robert F. Murchison disclaims beneficial ownership of the securities held by Murchison Capital Partners, L.P. in excess of his pecuniary interest therein. The address of Murchison Capital Partners, L.P. is 5430 LBJ Freeway, Suite 1450, Dallas, Texas 75240.

(8)	Marsh Operating Company is the sole general partner of Tecovas Partners V, L.P. and Charles Andrew Marsh directly controls Marsh Operating Company as its president. As a result, Charles Andrew Marsh may be deemed to have the power to vote or dispose of the Common Shares owned by Tecovas Partners V, L.P. Mr. Marsh disclaims beneficial ownership of the securities held by Tecovas Partners V, L.P. in excess of his pecuniary interest therein.

(9)	Wanda M. Cook is the President of HE Assets Inc. and may be deemed to have the power to vote or dispose of the Common Shares owned by HE Assets Inc. Ms. Cook disclaims beneficial ownership of the securities held by HE Assets Inc. in excess of her pecuniary interest therein.

(10)	Joshua M. D. Hall, III, Nathan R. Allen III and Noah F. Rhodes III are the trustees of the Main Trust U/A Dora B. Hillman Dated 8/25/68 F/B/O Howard B. Hillman and His Issue (A-1 Trust) and hold voting and dispositive control of such Common Shares.

(11)	Jennifer Sale, Emily High Daniels, Dorr Begnal are the trustees of the Main Trust U/A Dora B. Hillman Dated 8/25/68 F/B/O Tatnall L. Hillman and His Issue (B-1 Trust) and hold voting and dispositive control of such Common Shares.

(12)	Jack E. Vaughn owns 93% of the ownership interest of Vaughn Capital, LLC and is a manager of Vaughn Capital, LLC with sole voting power with respect to the Common Shares owned by Vaughn Capital, LLC.

(13)	Beverly L. Servi is the trustee of the Beverly L. Servi Trust 2012 Trust and holds voting and dispositive control of the Common Shares owned by the Beverly L. Servi Trust 2012 Trust.

PLAN OF DISTRIBUTION

The offered shares are being registered to permit the selling shareholders (which includes individuals and entities listed in the table “Selling Shareholders” as well as donees, pledgees, transferees or other successors-in-interest selling Common Shares or interests in Common Shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer not involving a public sale) to offer and sell, from time to time, any or all of their Common Shares or interests in Common Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Epsilon Energy, Ltd. will not receive any of the proceeds from the offering by the selling shareholders of the offered shares. However, pursuant to the Registration Rights Agreement, Epsilon Energy, Ltd. will pay the Registration Expenses (as defined therein) associated with the registration and sale of the offered shares by the selling shareholders. The selling shareholders will pay all other expenses, including underwriting fees, discounts or commissions, any out-of-pocket expenses (other than fees and expenses incurred in connection with complying with state securities or blue sky laws) of the selling shareholders and the fees and disbursements of any underwriter.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	an over-the-counter sale or distribution;
●	on the Nasdaq Global Market or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which the Common Shares may be listed or quoted at the time of sale;
●	one or more underwritten offerings;
●	through distributions to members, partners, managers, affiliates, shareholders, employees, directors or other equityholders of the selling shareholders;
●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in cross trades in which the same broker acts as agent on both sides;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution and /or secondary distribution in accordance with the rules of NASDAQ or other applicable exchange;
●	privately negotiated transactions;
●	short sales (whether through a broker-dealer or themselves) and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
●	in option transactions;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus.

In connection with the sale of our Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Common Shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the Common Shares offered by them will be the purchase price of the Common Shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act. Any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the shares of our Common Shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling shareholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement. To facilitate the offering of the Common Shares offered by the selling shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option(s), if any. In addition, these persons may stabilize or maintain the price of the Common Shares by bidding for or purchasing Common Shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent for our Common Shares is Computershare Trust Company of Canada.

LEGAL MATTERS

McLeod Law LLP of Alberta, Canada has provided its opinion on the validity of the securities offered by this prospectus.  If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.

EXPERTS

The consolidated financial statements of Epsilon Energy Ltd. as of December 31, 2024 and 2023 and for each of the years then ended, incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Peak Exploration & Production, LLC and Subsidiaries and Peak BLM Lease LLC and Subsidiary, as of and for the years ended December 31, 2024 and 2023, incorporated in this prospectus by reference from Amendment No. 1 to the Current Report on Form 8-K of Epsilon Energy, Ltd. dated November 14, 2025 and included in Epsilon Energy, Ltd.’s Definitive Proxy Statement on Schedule 14A and filed with the Securities and Exchange Commission on October 10, 2025 have been audited by Baker Tilly US, LLP, independent auditors, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information incorporated by reference in this prospectus relating to certain estimated quantities of Epsilon Energy Ltd.’s proved reserves and future revenue have been derived from reports prepared by DeGolyer and MacNaughton, independent petroleum engineers, as stated in their report with respect thereto. All such information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

The information incorporated by reference in this prospectus relating to certain estimated quantities of Peak E&P’s and Peak BLM’s proved reserves and future revenue have been derived from reports prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers, as stated in their report with respect thereto. All such information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

EPSILON ENERGY LTD.

_________________

7,916,336

Common Shares

PROSPECTUS

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses (other than underwriting discounts and commissions to be paid by the selling shareholders) payable by the registrant in connection with the offering of the securities covered by this Registration Statement.

SEC registration fee	$	*
Legal fees and expenses		$15,000.00
Accounting fees and expenses		$5,000.00
Miscellaneous fees and expenses		$5,000.00
Total	$	*

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 124 of the Alberta Business Corporation Act (the “ABCA”), except in respect of an action by or on behalf of us or body corporate to procure a judgment in our favor, we may indemnify a current or former director or officer or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a stockholder or creditor and the heirs and legal representatives of any such persons (collectively, “Indemnified Persons”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative actions or proceedings to which the director or officer is made a party by reason of being or having been our director or officer, if (i) the director or officer acted honestly and in good faith with a view to our best interests, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that such director’s or officer’s conduct was lawful (collectively, the “Indemnification Conditions”).

Notwithstanding the foregoing, the ABCA provides that an Indemnified Person is entitled to indemnity from us in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been our director or officer, if the person seeking indemnity (i) was substantially successful on the merits in the person’s defense of the action or proceeding, (ii) fulfills the Indemnification Conditions, and (iii) is fairly and reasonably entitled to indemnity. We may advance funds to an Indemnified Person for the costs, charges and expenses of a proceeding; however, the Indemnified Person shall repay the moneys if such individual does not fulfill the Indemnification Conditions. The indemnification may be made in connection with a derivative action only with court approval and only if the Indemnification Conditions are met.

As contemplated by Section 124(4) of the ABCA and our by-laws, we have acquired and maintain liability insurance for our directors and officers with coverage and terms that are customary for a company of our size in our industry of operations. The ABCA provides that we may not purchase insurance for the benefit of an Indemnified Person against a liability that relates to the person’s failure to act honestly and in good faith with a view to our best interests.

Our by-laws provide that, subject to the ABCA, the Indemnified Persons shall be indemnified against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, if the Indemnification Conditions are satisfied. In addition, pursuant to our by-laws, we may indemnify such person in such other circumstances as the ABCA or law permits.

Our by-laws also provide that none of our directors or officers shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to us through the insufficiency or deficiency of title to any property acquired for or on behalf of us, or for the insufficiency or deficiency of any security in or upon which any of our moneys shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of our moneys, securities or effects shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his or her office or in relation thereto; provided that nothing in our by-laws shall relieve any director or officer from the duty to act in accordance with the ABCA and the regulations thereunder. The foregoing is premised on the requirement under our by-laws that each of our directors and officers in exercising his or her powers and discharging duties shall act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

We have entered into indemnification agreements with our directors and officers which generally require that we indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to us and our subsidiaries as directors and officers, if the indemnitees acted honestly and in good faith with a view to our best interests and, with respect to criminal or administrative actions or proceedings that are enforced by monetary penalty, if the indemnitee had no reasonable grounds to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defense expenses to the indemnitees by us.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits

Exhibit
Number	Description
2.1

Membership Interest Purchase Agreement dated August 11, 2025, among the Sellers party thereto, Peak Exploration & Production, LLC, Epsilon Energy USA, Inc., Epsilon Energy Ltd., and Yorktown Energy Partners XI, L.P. as Sellers’ Representative (incorporated by reference to Exhibit 2.1 of Form 8-K, File No. 001-38770, dated August 11, 2025)

2.2

Membership Interest Purchase Agreement dated August 11, 2025, among Yorktown Energy Partners XI, L.P., Peak BLM Lease LLC, Epsilon Energy USA, Inc., and Epsilon Energy Ltd. (incorporated by reference to Exhibit 2.2 of Form 8-K, File No. 001-38770, dated August 11, 2025)

2.3	Side Letter dated August 11, 2025 (incorporated by reference to Exhibit 2.3 of Form 8-K, File No. 001-38770, dated August 11, 2025)
3.1	Articles of Incorporation of Epsilon Energy Ltd. (incorporated by reference to Exhibit 3.1 of Form 10, File No. 001-38770, filed on December 21, 2018)
3.2	Bylaws of Epsilon Energy Ltd. (incorporated by reference to Exhibit 3.2 of Form 10, File No. 001-38770, filed on December 21, 2018)
3.3	Articles of Amendment dated December 19, 2018 (incorporated by reference to Exhibit 3.3 of Form 10, File No. 001-38770, filed on December 21, 2018)
4.1

Registration Rights Agreement dated November 14, 2025 by and among Epsilon Energy, Ltd. and the several shareholders signatory thereto, including Yorktown Energy Partners IX, L.P.,  Yorktown Energy Partners X, L.P., Yorktown Energy Partners XI, L.P. (incorporated by reference to Exhibit 10.1 of Form 8-K, File No. 001-38770, dated November 12, 2025)

5.1*	Opinion of McLeod Law LLP
23.1*	Consent of BDO USA P.C., independent registered public accounting firm
23.2*	Consent of Baker Tilly US, LLP - Peak Exploration & Production, LLC
23.3*	Consent of Baker Tilly US, LLP - Peak BLM Lease LLC
23.4*	Consent of Cawley, Gillespie & Associates, Inc.
23.5	Consent of McLeod Law (included in Exhibit 5.1)
23.6*	Consent of DeGolyer and MacNaughton
24.1	Power of Attorney (incorporated by reference to the signature page)
99.1	Summary Reserve Report of DeGolyer and MacNaughton (incorporated by reference to Exhibit 99.1 of Form 10-K, File No. 001-38770, filed on March 19, 2025)
99.2	Summary Reserve Report of Cawley, Gillespie & Associates, Inc. (incorporated by reference to Annex D to definitive proxy statement, File No. 001-38770, filed on October 10, 2025)
99.3	Summary Reserve Report of Cawley, Gillespie & Associates, Inc. (incorporated by reference to Annex E to definitive proxy statement, File No. 001-38770, filed on October 10, 2025)
107*	Filing Fee Table

*	Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining the liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering contained material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of January, 2026.

EPSILON ENERGY LTD.

By:	/s/ Jason Stabell
Jason Stabell
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Jason Stabell and Andrew Williamson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jason Stabell	Chief Executive Officer	January 13, 2026
Jason Stabell	(Principal Executive Officer)

/s/ Andrew Williamson	Chief Financial Officer	January 13, 2026
Andrew Williamson	(Principal Financial and Accounting Officer)

/s/ John Lovoi	Chairman of the Board	January 13, 2026
John Lovoi

/s/ Jason Stankowski	Director	January 13, 2026
Jason Stankowski

/s/ Tracy Stephens	Director	January 13, 2026
Tracy Stephens

/s/ David Winn	Director	January 13, 2026
David Winn

/s/ Nicola Maddox	Director	January 13, 2026
Nicola Maddox

/s/ Jack E. Vaughn	Director	January 13, 2026
Jack E. Vaughn

/s/ Bryan H. Lawrence	Director	January 13, 2026
Bryan H. Lawrence